As filed with the Securities and Exchange Commission on April 29, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DATALINK CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-0856543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10050 Crosstown Circle, Suite 500

Eden Prairie, Minnesota 55344

(952) 944-3462

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory T. Barnum

Vice President of Finance and Chief Financial Officer

10050 Crosstown Circle, Suite 500

Eden Prairie, Minnesota 55344

(952) 944-3462

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jonathan R. Zimmerman

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

(612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee(3) (4)
Common Stock, $0.001 par value per share
Preferred Stock, $0.001 par value per share
Debt Securities
Securities Warrants
Rights
Units
Depositary Shares
Total:	$90,000,000	$10,777.29

(1)             This registration statement covers an indeterminate amount of common stock, preferred stock, debt securities, securities warrants, rights, units and depositary shares that may be sold by the registrant from time to time at indeterminate prices, with a maximum aggregate offering price for all securities not to exceed $90,000,000. There is also being registered hereunder such currently indeterminate amount of (i) common stock, preferred stock and debt securities as may be issued upon conversion of convertible debt securities and/or preferred stock registered hereby that provide for such conversion, and (ii) common stock, preferred stock and debt securities as may be issued upon exercise of warrants registered hereby. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

 (2)           Pursuant to General Instruction II.D to Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and the proposed maximum aggregate offering price.

(3)             The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(4)             Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes the $10,987,625 of unsold securities registered pursuant to the Registration Statement on Form S-3 initially filed with the SEC on May 18, 2010, amended on June 29, 2010 , and made effective on July 28, 2010 (File No. 333-166915) (the “2010 S-3”). The Registrant paid a registration fee of $783 in connection with the registration of such unsold securities on the 2010 S-3, which fee continues to be applied to such securities. Accordingly, a registration fee of $10,777.29 is being paid at this time.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 29, 2013

PROSPECTUS

$90,000,000

Common Stock

Preferred Stock

Debt Securities

Securities Warrants

Rights

Units

Depositary Shares

We may from time to time sell any combination of common stock, preferred stock, debt securities, securities warrants, rights, units and depositary shares in one or more offerings.  The aggregate offering price of all securities sold under this prospectus may not exceed $90,000,000.

This prospectus provides a general description of the securities that we may offer.  Each time we sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and each applicable prospectus supplement carefully before you invest in any securities.

We may offer the securities covered by this prospectus through one or more of the methods described under the caption “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale of any securities with respect to which this prospectus is being delivered will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol “DTLK.”  On April 23, 2013 the closing price of our common stock was $9.94 per share.

Investing in our securities involves risks.  You should consider carefully the risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 7 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may offer and sell common stock, preferred stock, debt securities, securities warrants, rights, units or depositary shares from time to time in one or more offerings up to a total dollar amount of $90,000,000.

This prospectus provides you with a general description of the respective securities that we may offer.  When we offer a type of securities for sale under this prospectus, we will provide a prospectus supplement that will describe in more detail the specific information about the terms of those securities and the manner in which they will be offered for sale. Information that we provide in a prospectus supplement may add to, update or change information we have provided in this prospectus or in the documents we have incorporated in this prospectus by reference.  We also may prepare free writing prospectuses that describe particular securities. Any free writing prospectus should be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus we authorize, unless the context otherwise requires.

To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.  This prospectus does not contain all the information provided in the registration statement filed with the SEC.  Before buying any securities being offered under this prospectus, you should carefully read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus.  This prospectus, any prospectus supplement, or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any prospectus supplement, or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus, any prospectus supplement, or any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any prospectus supplement, or any free writing prospectus is delivered or securities are sold on a later date.

The distribution of this prospectus, any prospectus supplement and any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. If you obtain possession of this prospectus, any prospectus supplement or any free writing prospectus, you should inform yourself about and observe any restrictions under applicable laws. This prospectus, any prospectus supplement and any free writing prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Datalink” and “the Company” refer to Datalink Corporation.

SUMMARY

The following summary contains basic information about us and this offering. It does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully all of the information in this prospectus, including the information incorporated by reference in this prospectus, and the information in or incorporated by reference in any prospectus supplement or free writing prospectus we may authorize before making an investment decision.

Datalink Corporation

Datalink provides solutions and services that make data centers more efficient, manageable and responsive to changing business needs.  Focused on mid and large-size companies, Datalink assesses, designs, deploys and supports unified infrastructures such as servers, storage and networks.  We leverage hardware and software from the industry’s leading original equipment manufacturers (OEMs) as part of our data center optimization offerings.

Our portfolio of solutions and services spans four practices:

• Consolidation and virtualization

Our consolidation and virtualization solutions and services allow data center infrastructures to be flexible, shared, and manageable. Our consolidation solutions and services enable organizations to share server and storage resources, thereby reducing the number of systems to be managed and maintained. Virtualization refers to the various techniques or approaches of creating a virtual, rather than actual, version of an operating system, server, storage device, or network resources.  Our virtualization portfolio supports near-term needs (for example, virtualizing server and storage environments) and enables organizations to develop and execute long-term strategies for data center efficiency (for example, “private cloud” computing and data center build-outs). Cloud computing refers to the use of Internet-based computing, storage and connectivity for a variety of different services.  Our virtualization infrastructure assessments provide end-to-end views of existing resources, including servers (both physical and virtual), applications and storage.

• Data storage and protection

Our enhanced data protection and storage services and solutions help customers safeguard their information, as well as meet internal and external requirements for accessing, protecting, and retaining these assets. Our solutions include network-attached, direct-attached, and private cloud-based storage, local and remote backup, disaster recovery, archive, and compliance. We align each solution with customer service level agreements and business needs in mind. Our backup audits and assessments provide customers with backup operation performance metrics and recommendations for improvement. We also offer managed backup services whereby customers engage us to assume day-to-day management of their backup operations. In addition, we offer data capacity planning services that help organizations plan for data growth, as well as maximize utilization of all storage systems.

• Advanced network infrastructures

We assess, design, and deploy robust network infrastructures. We help companies consolidate, converge, and optimize their networks. Our solutions vary in scope from entire networks to enhanced router, switch, WLAN, security/VPN, and WAN optimization technologies. Our network architectural review services include an assessment of a customer’s current network design, recommendations for improvement, and a roadmap for migrating to consolidated and converged network. We also provide contracts administration services as part of our SmartNet service.

• Business continuity and disaster recovery solutions

By integrating our best-practice methods and business continuity expertise into an individualized process, we turn business continuity and disaster recovery into an overall change process. We believe this collaborative strategy helps organizations view their investments in enterprise technology not as individual servers or applications, but as a cohesive pool of computing resources able to rapidly adjust to new demands and reduce the risk of disruption.

We offer a full suite of practice-specific analysis, design, implementation, management and support services.  We deliver these services through our experienced team.

A more detailed description of our business is contained in our most recent Annual Report on Form 10-K which is incorporated by reference into this prospectus.

We were incorporated in Minnesota in 1963 under the name Stan Clothier Co., Inc.  In April 1987, we changed our name to Datalink Corporation.  Our principal executive offices are located at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344, and our telephone number is (952) 944-3462.  Our website address is www.datalink.com.  Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities We May Offer

We may sell from time to time, in one or more offerings: common stock, preferred stock, debt securities, securities warrants, rights, units and/or depositary shares. The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. In this prospectus, we refer to the common stock, preferred stock, debt securities, securities warrants, rights, units and depositary shares, collectively as “securities.” The total dollar amount of all securities that we may sell using this prospectus will not exceed $90,000,000.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described or incorporated by reference in any prospectus supplement or free writing prospectus we may authorize. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.  See the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

Control by our existing shareholders could discourage the potential acquisition of our business or adversely affect our stock price.

As of April 23, 2013, our executive officers and directors beneficially own approximately 14.6% of our outstanding common stock.  Acting together, these insiders may be able to elect our entire board of directors and control the outcome of all other matters requiring shareholder approval.  This voting concentration may also have the effect of delaying or preventing a change in our management or control or otherwise discourage potential acquirers from attempting to gain control of us, and may affect the market price of our common stock.  If potential acquirers are deterred, you may lose an opportunity to profit from a possible acquisition premium in our stock price.  This significant concentration of stock ownership may also adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Our stock price is volatile.

The market price of our common stock fluctuates significantly, and, especially in light of current stock market and worldwide economic conditions, may continue to be volatile.  We cannot assure you that our stock price will increase, or even that it will not decline significantly from the price you pay.  Our stock price may be adversely affected by many factors, including:

• actual or anticipated fluctuations in our operating results, including those resulting from changes in accounting rules;

• general market conditions, including the effects of current economic conditions;

• announcements of technical innovations;

• new products or services offered by us, our suppliers or our competitors;

• changes in estimates or recommendations by securities analysts of our future financial performance, failure to obtain analyst coverage of our common stock or our failure to achieve analyst earnings estimates;

• our compliance with SEC and NASDAQ rules and regulations, including the Sarbanes-Oxley Act of 2002;

• trading volume of our common stock;

• the timing of stock sales under 10b5-1 plans or otherwise by our shareholders in the future; and

• war and terrorism threats.

Our governing documents and Minnesota law may discourage the potential acquisitions of our business and adversely affect the rights of our common stock.

Our board of directors may issue additional shares of capital stock and establish their rights, preferences and classes, including special dividend, liquidation and voting rights, without shareholder approval.  In addition, we are subject to anti-takeover provisions of Minnesota law.  These provisions may deter or discourage takeover attempts and other changes in control of us not approved by our board of directors.  If potential acquirers are deterred, you may lose an opportunity to profit from a possible acquisition premium in our stock price.  The creation and designation of a new series of preferred stock also could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

Sales of a substantial number of shares of our common stock in the public market by existing shareholders, or the perception that they may occur, could cause our stock price to decline.

Sales of substantial amounts of our common stock by us or by our shareholders, announcements of the proposed sales of substantial amounts of our common stock or the perception that substantial sales may be made, could cause the market price of our common stock to decline.  We may issue additional shares of our common stock in follow-on offerings to raise additional capital or in connection with acquisitions or corporate alliances and we plan to issue additional shares to our employees and directors in connection with their services to us.  All of the currently outstanding shares of our common stock are freely tradable under federal and state securities laws, except for shares held by our employees, directors, officers and certain greater than five percent shareholders, which may be subject to volume limitations.  Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time and could reduce the market price of our common stock.

We do not intend to declare dividends on our stock in the foreseeable future.

We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our board of directors. Therefore, you should not expect to receive dividend income from shares of our common stock.

Any debt securities that we may issue could contain covenants that may restrict our ability to obtain financing, and our noncompliance with one of these restrictive covenants could lead to a default on those debt securities and any other indebtedness.

If we issue debt securities covered by this prospectus or any future indebtedness, those securities or future indebtedness may be subject to restrictive covenants, some of which may limit the way in which we can operate our business and significantly restrict our ability to incur additional indebtedness or to issue preferred stock. Noncompliance with any covenants under that indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt.

If we issue a large amount of debt, it may be more difficult for us to obtain financing, will increase the cost of our debt and may magnify the results of any default under any of our outstanding indebtedness.

The issuance of debt securities could increase our debt-to-equity ratio or leverage, which may in turn make it more difficult for us to obtain future financing. In addition, the issuance of any debt securities will increase the amount of interest we will need to pay, except to the extent that the proceeds from the issuance of debt securities are used to repay other outstanding indebtedness. Finally, our level of indebtedness, and in particular any significant increase in it, may make us more vulnerable if there is a downturn in our business or the economy.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This prospectus and the documents incorporated by reference herein, any prospectus supplement and any free writing prospectus contain forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:

•                  the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us;

•                  the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure;

•                  the extent to which customers deploy disk-based backup recovery solutions;

•                  the realization of the expected trends identified for advanced network infrastructures;

•                  reliance by manufacturers on their data service partners to integrate their specialized products;

•                  continued preferred status with certain principal suppliers;

•                  competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits;

•                  fixed employment costs that may impact profitability if we suffer revenue shortfalls;

•                  our ability to hire and retain key technical and sales personnel;

•                  continued productivity of our sales personnel;

•                  our dependence on key suppliers;

•                  our ability to adapt to rapid technological change;

•                  risks associated with integrating completed and possible future acquisitions;

•                  fluctuations in our quarterly operating results;

•                  success of the implementation of our enterprise resource planning system;

•                  the ability to execute our acquisition strategy;

•                  future changes in applicable accounting rules; and

•                  volatility in our stock price.

Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

These statements reflect our current views with respect to future events and are based on assumptions subject to risks and uncertainties. We do not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  All forward-looking statements are quantified by, and should be considered in conjunction with, such cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and other general corporate purposes, including for future potential acquisitions.  The prospectus supplement relating to a particular offering of common stock by us will identify the use of proceeds for that offering.  We will have significant discretion in the use of any net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges and ratio of combined fixed charges and preferred stock dividends to earnings for each of the years indicated is as follows:

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges (1)	20.4	19.5	6.0	0.2	14.7

(1)         The ratio of earnings to fixed charges was computed by dividing earnings (loss) before income taxes by fixed charges from operations for the periods indicated. Fixed charges from operations include (i) interest expense and amortization of commitment fees, debt issuance costs and original issue discount, and (ii) one-third of all rental expense, which we consider to be a reasonable approximation of the interest factor included in rental expense.

DESCRIPTION OF COMMON STOCK

The following summary of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, copies of which we have previously filed with the SEC and are incorporated by reference in this prospectus.  You should read our Articles of Incorporation and Bylaws for additional information before you buy any of our common stock or other securities.  See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 50,000,000 shares of undesignated stock, $0.001 par value per share.  Unless otherwise designated by our board of directors, all shares are deemed as undesignated common stock.  As of April 23, 2013, we had 18,691,015 shares of common stock outstanding held by approximately 105 holders of record.  At that date, we also had an aggregate of 506,852 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our employee and director stock plans.

Voting Rights

The holders of our common stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights.

Dividend Rights

Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of preferred stock, if outstanding. We have not historically declared or paid cash dividends on our common stock.

Other Rights

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that our board of directors may designate and issue in the future. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any then outstanding preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights.  All outstanding shares of our common stock are validly issued, fully paid and nonassessable.  The shares to be issued by us in an offering under this prospectus will be, when issued and paid for, validly issued, fully paid and nonassessable.

Anti-Takeover Provisions Contained in our Articles of Incorporation and Bylaws and the Minnesota Business Corporation Act

Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions which may be deemed to be “anti-takeover” provisions in that they may deter, discourage or make more difficult the assumption of control of us by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.  These provisions are intended to provide management flexibility to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board to discourage an unsolicited takeover of our company, if our board determines that such a takeover is not in the best interests of us and our shareholders.  However, these provisions could deprive our shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.  The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interests at that time.  In addition, these provisions may have the effect of assisting our current management in retaining their positions and place them in a better position to resist changes which some shareholders may want to make if dissatisfied with the conduct of our business.

Authorized but Unissued Shares and Preferred Stock

The authorized but unissued shares of our undesignated stock are available for future issuance without shareholder approval, subject to any limitations imposed by the NASDAQ Global Market.  Our Articles of Incorporation permit our board of directors to issue up to 50,000,000 shares, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control.  Therefore, shares of preferred stock could be issued quickly without shareholder approval.  Terms selected could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of the common stock without any further action by the shareholders.  The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock we may issue in the future.  Our shareholders do not have preemptive rights with respect to the purchase of these shares.  Such an issuance could result in a dilution of voting rights and book value per share of the common stock.  No shares of preferred stock are currently outstanding and we have no present plan to issue any preferred stock.

Special Meetings of Shareholders

Our Bylaws provide that special meetings of shareholders may be called only by the board or any two members thereof, the Chief Executive Officer, the Chief Financial Officer or one or more shareholders holding 10% or more of the voting power of all shares entitled to vote.  Special meetings of shareholders called by shareholders for the purpose of considering any action to facilitate a business combination or affect the composition of the board must be called by shareholders holding 25% or more of the voting power of all shares entitled to vote.  Further, business transacted at any special meeting of shareholders is limited to matters relating to the purpose or purposes stated in the notice of the meeting.

Advance Notification of Shareholder Nominations and Proposals

Our Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a shareholder who gives timely written notice thereof. To be timely, a shareholder’s notice must be delivered not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice.

Minnesota Law

Several provisions of Minnesota law may deter potential changes in control of us that some shareholders may view as beneficial or that may provide a premium on our stock price.  Under Section 302A.673 of the Minnesota Business Corporation Act, a shareholder that beneficially owns 10% or more of the voting power of our outstanding shares (an “interested shareholder”) generally cannot consummate a business combination with us, or any subsidiary of ours, within four years following the time the interested shareholder crosses the 10% stock ownership threshold, unless the business combination is approved by a committee of disinterested members of our board before the time the interested shareholder crosses the 10% stock ownership threshold.

Section 302A.675 of the Minnesota Business Corporation Act generally prohibits an offeror from acquiring our shares within two years following the offeror’s last purchase of our shares pursuant to a takeover offer with respect to that class, unless our shareholders may sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.  This provision does not apply if the share acquisition is approved by a committee of disinterested members of our board before the purchase of any shares by the offeror pursuant to the earlier takeover offer.

Section 302A.671 of the Minnesota Business Corporation Act generally limits the voting rights of a shareholder acquiring at least 20% of our voting shares in an attempted takeover or otherwise becoming a substantial shareholder unless holders of a majority of the voting power of our disinterested shares approve full voting rights for such substantial shareholder, with certain exceptions.

Liability Limitations and Indemnification

Our Bylaws and Minnesota law provide that we must indemnify our directors and officers and that we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.  In addition, our Articles of Incorporation provide that our directors are not personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent that Minnesota law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders.  Furthermore, you may lose some or all of your investment in our common stock if we pay the costs of settlement or damage awards against our directors and officers under these provisions.  We believe these provisions and the director and officer insurance we maintain are necessary to attract and retain talented and experienced directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowners Services.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

We have also filed our Articles of Incorporation as an exhibit to the registration statement of which this prospectus is a part. You should read our Articles of Incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

Pursuant to our Articles of Incorporation, our board of directors has the authority, without further shareholder action, subject to any limitations imposed by the NASDAQ Global Market, to issue preferred stock out of our authorized but unissued, undesignated stock.  As of April 23, 2013, there were no shares of preferred stock outstanding. Our board of directors has the authority to determine or fix the terms with respect to shares of any series of preferred stock, including, but not limited to, the following:

•                  the number of shares and designation or title of the shares;

•                  dividend rights;

•                  whether and upon what terms the shares will be redeemable;

•                  the rights of the holders upon our dissolution or upon the distribution of our assets;

•                  whether and upon what terms the shares will have a purchase, retirement or sinking fund;

•                  whether and upon what terms the shares will be convertible;

•                  the voting rights, if any, which will apply; and

•                  any other preferences, rights, limitations or restrictions of the series.

You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

•                  the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•                  the initial public offering price at which we will issue the preferred stock;

•                  the voting rights of the preferred stock;

•                  the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•                  any redemption or sinking fund provisions;

•                  any conversion provisions;

•                  any listing of the preferred stock on any securities exchange or market; and

•                  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, they will be fully paid and non-assessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement. Any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement and any documents incorporated by reference.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture between the trustee named in the applicable prospectus supplement (the “indenture”) and us. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

A prospectus supplement will describe the specific terms of any particular series of debt securities offered under that prospectus supplement and any special considerations, including tax considerations, applicable to investing in those debt securities. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a pricing supplement. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

The amount of debt securities we may offer using this prospectus will be limited to the amount of securities described on the cover of this prospectus that we have not already issued or reserved for issuance. We may also issue debt securities pursuant to the related indentures in transactions that are exempt from the registration requirements of securities laws. We will not consider those debt securities in determining the aggregate amount of securities issued under this prospectus.

The debt securities will be our unsecured, subordinated debt securities. We will issue the debt securities from time to time in one or more series. The debt securities may be issued either separately, together with, or upon conversion of other securities being registered hereby.

Subordination

The debt securities will be subordinate and subject in right of payment, in the manner and to the extent set forth in the indenture, to the prior payment in full of all senior debt. As of April 23, 2013, we had no outstanding balance under our line of credit with Wells Fargo Bank, N.A. (the “Line of Credit”). Pursuant to the indenture, the Line of Credit is senior debt.  As of March 19, 2013, we amended our Line of Credit so that we may borrow up to $20.0 million under our Line of Credit during the period March 19, 2013 up to and through August 31, 2013.  After August 31, 2013, and continuing to the maturity date of July 31, 2014, our maximum borrowing amount is reduced to $15.0 million.

If we make a distribution to our creditors as a result of:

•                  a liquidation;

•                  a dissolution;

•                  winding up;

•                  a reorganization;

•                  an assignment for the benefit of creditors;

•                  marshaling of assets and liabilities; or

•                  any bankruptcy, insolvency, receivership or similar proceeding involving us;

then the holders of senior debt will first be entitled to receive payment in full in cash of all obligations due on or to become due on or in respect of all senior debt, before the holders of subordinated debt securities are entitled to receive any payment or distribution (“Securities Payments”).

Until the senior debt is paid in full, any Securities Payment to which the holders of subordinated debt securities would be entitled will be paid or delivered by us or any other person making the payment or distribution, directly to the holders of senior debt for application to all of the senior debt then due.

We may not make any payments on the account of the subordinated debt securities, or on account of the purchase or redemption or other acquisition of the subordinated debt securities, if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any senior debt.

In the event that the trustee receives any Securities Payment prohibited by the subordination provisions of the indenture, the payment will be held by the trustee in trust for the benefit of, and will immediately be paid over upon written request to, the holders of senior debt or their representative or representatives, or the trustee or trustees under any applicable indenture for application to the payment of senior debt. The subordination will not prevent the occurrence of any event of default in respect of the subordinated debt securities.

For purposes of the foregoing, “Securities Payments” will be deemed not to include:

•                  a payment or distribution of our stock or securities provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding senior debt to the same extent as, or to a greater extent than, the subordinated debt securities are so subordinated as provided in the indenture; or

•                  payments of assets from any defeasance trust which have been on deposit for 90 consecutive days without the occurrence of blockage of payment on any series of subordinated debt securities as described above.

By reason of the subordination of the debt securities, in the event of our insolvency, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. There may also be interruption of scheduled interest and principal payments resulting from events of default on senior debt.

Terms

The prospectus supplement, including any separate pricing supplement, relating to a series of subordinated debt securities that we offer using this prospectus will describe the following terms of that series, if applicable:

•                  the title of the offered debt securities;

•                  any limit on the aggregate principal amount of the offered debt securities;

•                  the person or persons to whom interest on the offered debt securities will be payable if other than the persons in whose names the debt securities are registered;

•                  the date or dates on which the principal of the offered debt securities will be payable;

•                  the rate or rates, which may be fixed or variable, and/or the method of determination of the rate or rates at which the offered debt securities will bear interest, if any;

•                  the date or dates from which interest, if any, will accrue, the interest payment dates on which interest will be payable and the regular record date for any interest payable on any interest payment date;

•                  the place or places where:

–                 the principal of or any premium or interest on the offered debt securities will be payable;

–                 registration of transfer may be effected;

–                 exchanges may be effected; and

–                 notices and demands to or upon us may be served;

•                  the security registrar for the offered debt securities and, if such is the case, that the principal of the offered debt securities will be payable without presentment or surrender thereof;

•                  the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of the offered debt securities may be redeemed, in whole or in part, at our option;

•                  our obligation or obligations, if any, to redeem or purchase any of the offered debt securities pursuant to any sinking fund or other mandatory redemption provisions or provisions for redemption at the option of the holder, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of the offered debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the holder;

•                  the denominations in which the offered debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•                  if other than the currency of the United States, the currency or currencies, including composite currencies, in which payment of the principal of and any premium and interest on the offered debt securities will be payable;

•                  if the principal of or any premium or interest on any of the offered debt securities will be payable, at the election of us or the holder, in a coin or currency other than in which the offered debt securities are stated to be payable, the period or periods within which and the terms and conditions upon which, the election will be made;

•                  if the principal of or any premium or interest on the offered debt securities will be payable, or will be payable at the election of us or a holder, in securities or other property, the type and amount of securities or other property, or the formula or other method or other means by which the amount will be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•                  if the amount of payment of principal of or any premium or interest on the offered debt securities may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which the amounts will be determined;

•                  if other than the principal amount of the offered debt securities, the amount which will be payable upon declaration of acceleration of the maturity;

•                  any addition to the events of default applicable to the offered debt securities and any addition to our covenants for the benefit of the holders of the offered debt securities;

•                  the terms, if any, pursuant to which the offered debt securities may be converted into shares of our common stock or preferred stock;

•                  the obligations or instruments, if any, which will be considered to be a security that could be used to satisfy and discharge offered debt securities denominated in a currency other than U.S. dollars or in a composite currency, pursuant to the procedures discussed in “Defeasance” below, and any additional or alternative provisions for the reinstatement of our indebtedness in respect of these debt securities after its satisfaction and discharge;

•                  if the offered debt securities will be issued in global form, any limitations on the rights of the holder to transfer or exchange the same or obtain the registration of transfer and to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such debt securities;

•                  if the offered debt securities will be issuable as bearer securities;

•                  any limitations on the rights of the holders of the offered debt securities to transfer or exchange the debt securities or to obtain the registration of transfer, and if a service charge will be made for the registration of transfer or exchange of the offered debt securities, the amount or terms thereof;

•                  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to the offered debt securities; and

•                  any other terms of the offered debt securities, or any tranche thereof, not inconsistent with the provisions of the indenture.

Although debt securities offered by this prospectus will be issued under the indenture, there is no requirement that we issue future debt securities under the indenture. Accordingly, we may use other indentures or documentation containing different provisions in connection with future issuances of our debt.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to those debt securities will describe the federal income tax consequences and other special considerations applicable to them. In addition, if we issue any debt securities denominated in foreign currencies or currency units, the prospectus supplement relating to those debt securities will also describe any federal income tax consequences and other special considerations applicable to those debt securities.

The indenture does not contain covenants or other provisions designed to afford holders of debt securities protection in the event of a highly-leveraged transaction or a change of control involving us. If this protection is provided for the offered debt securities, we will describe the applicable provisions in the prospectus supplement relating to those debt securities.

Form, Exchange and Transfer

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities only in fully registered form without interest coupons and in denominations of $1,000 and integral multiples of $1,000.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities, debt securities of any series will be exchangeable for other debt securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities, holders may present debt securities for exchange as provided above and for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless the applicable prospectus supplement indicates otherwise, no service charge will be required for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge associated with the transfer or exchange. Debt securities presented or surrendered for registration of transfer or exchange must (if so required by us, the trustee or the security registrar) be duly endorsed or accompanied by an executed written instrument of transfer in form satisfactory to us, the trustee or the security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for the offered debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. We are required to maintain a transfer agent in each place of payment for the debt securities of a particular series. We may maintain an office that performs the functions of the transfer agent. Unless the applicable prospectus supplement specifies otherwise, the trustee will act as security registrar and transfer agent with respect to each series of debt securities offered by this prospectus.

We will not be required to execute or register the transfer or exchange of debt securities, or any tranche thereof, during a period of 15 days preceding the notice to be given identifying the debt securities called for redemption, or any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

If a debt security is issued as a global security, only the depositary or its nominee as the sole holder of the debt security will be entitled to transfer and exchange the debt security as described in this prospectus under “Global Securities.”

Payment and Paying Agent

Unless the applicable prospectus supplement indicates otherwise, we will pay interest on the offered debt securities on any interest payment date to the person in whose name the debt security is registered at the close of business on the regular record date.

Unless the applicable prospectus supplement indicates otherwise, we will pay the principal of and any premium and interest on the offered debt securities at the office of the paying agent or paying agents as we may designate for that purpose from time to time. Unless the applicable prospectus supplement indicates otherwise, the corporate trust office of the trustee in New York, New York will be our sole paying agent for payment for each series of debt securities. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. We are required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Any moneys deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any offered debt securities which remain unclaimed at the end of two years after the applicable payment has become due and payable will be paid to us. The holder of that debt security, as an unsecured general creditor and not as a holder, thereafter may look only to us for the payment.

Redemption

Any terms for the optional or mandatory redemption of the offered debt securities will be set forth in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement with respect to debt securities that are redeemable at the option of the holder, the offered debt securities will be redeemable only upon notice by mail not less than 30 days nor more than 60 days prior to the redemption date. If less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by the securities registrar by the method as provided for in the terms of the particular series, or in the absence of any such provision, by such method of random selection as the security registrar deems fair and appropriate.

Any notice of redemption at our option may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the redemption date, of money sufficient to pay the principal of and any premium and interest on the offered debt securities. If sufficient money has not been so received, the notice will be of no force and effect and we will not be required to redeem the debt securities.

Consolidation, Merger, Conveyance or Other Transfer

Under the terms of the indenture, we may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•                  the corporation formed by the consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia and assumes our obligations on the debt securities and under the indenture;

•                  immediately after giving effect to the transaction, no Event of Default (as defined below) shall have occurred and be continuing; and

•                  we have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the indenture.

Events of Default

Each of the following will constitute an “Event of Default” under the indenture with respect to any series of debt securities:

•                  failure to pay any interest on any debt securities of that series within 60 days after the same becomes due and payable;

•                  failure to pay principal of or premium, if any, on any debt securities of that series within three business days after the same becomes due and payable;

•                  failure to perform or the breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after written notice to us by the trustee, or to us and the trustee by the holders of at least 33% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

•                  the occurrence of events of bankruptcy, insolvency or reorganization relating to us; and

•                  any other Event of Default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

An Event of Default with respect to a series of debt securities may not necessarily constitute an Event of Default with respect to debt securities of any other series issued under the indenture.

If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee or the holders of not less than 33% in principal amount of the outstanding debt securities of that series may declare the principal amount (or if the debt securities of that series are original issue discount securities, such portion of the principal amount thereof as may be specified in the applicable prospectus supplement) of all of the debt securities of that series to be due and payable immediately. However, if an Event of Default occurs and is continuing with respect to more than one series of debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding securities of all such series, considered as one class, may make the declaration of acceleration and not the holders of the debt securities of any one of such series. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder, unless the holder has offered to the trustee reasonable security or indemnity. Subject to the provisions of the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have this right, and not the holders of any one series of debt securities.

No holder of debt securities of any series will have any right to institute any proceeding related to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•                  the holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of that series;

•                  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•                  the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after the notice, request and offer.

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indenture, the holder of any debt security will have the right, which is absolute and unconditional, to receive payment of the principal and any premium and interest on that debt security and to institute suit for enforcement of any payment, and that right will not be impaired without consent of that holder.

We will be required to furnish to the trustee annually, not later than October in each year, a statement by an appropriate officer as to the officer’s knowledge of our compliance with all conditions and covenants under the indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the indenture.

Right to Cure

At any time after the declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and the declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•                  we have paid or deposited with the trustee a sum sufficient to pay:

–                 all overdue interest, if any, on all debt securities of that series;

–                 the principal of and premium, if any, on any debt securities of that series which have become due, otherwise than by that declaration of acceleration, and interest thereon at the rate or rates prescribed in the debt securities;

–                 interest upon overdue interest, if any, at the rate or rates prescribed in the debt securities, to the extent payment of that interest is lawful; and

–                 all amounts due to the trustee under the indenture; and

•                  any other Event of Default with respect to the debt securities of that series, other than the non-payment of the principal of the debt securities of that series which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

Modification and Waiver

Without the consent of any holder of debt securities, we and the trustee may enter into one or more supplemental indentures to the indenture for any of the following purposes:

•                 to evidence the assumption by any permitted successor to us of our covenants under the indenture and the debt securities;

•                  to add to our covenants or other provisions for the benefit of the holders of all or any series of outstanding debt securities or to surrender any right or power conferred upon us by the indenture;

•                  to add any additional Events of Default with respect to all or any series of outstanding debt securities;

•                  to change or eliminate any provision of the indenture or to add any new provision to the indenture, provided that if the change, elimination or addition will adversely affect the interests of the holders of any series of debt securities in any material respect, that change, elimination or addition will become effective with respect to that series only when the consent of the holders of that series so affected has been obtained or when there is no outstanding debt security of that series under the indenture;

•                  to provide collateral security for the debt securities;

•                  to establish the form or terms of any series of debt securities as permitted by the indenture;

•                  to provide for the authentication and delivery of bearer securities and coupons appertaining to the bearer securities representing interest, if any, on the bearer securities and for the procedures for the registration, exchange and replacement of those bearer securities and for giving of notice to, and the solicitation of the vote or consent of, the holders of those bearer securities and for any and all other matters incidental to the bearer securities;

•                  to evidence and provide for the acceptance of appointment of a separate or successor trustee under the indenture with respect to debt securities of one or more series and to add or to change any of the provisions of the indenture as will be necessary to provide for or to facilitate the administration of the indenture by more than one trustee;

•                  to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of debt securities;

•                  to change any place where:

–                 the principal of and any premium and interest on any debt securities will be payable;

–                 any debt securities may be surrendered for registration of transfer or exchange; or

–                 notices and demands to or upon us in respect of the debt securities and indenture may be served; or

•                  to cure any ambiguity, to correct or supplement any defective or inconsistent provision or to make or change any other provisions with respect to matters and questions arising under the indenture, provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default:

•                  in the payment of principal, premium or interest; and

•                  related to certain covenants and provisions of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the indenture in such a way as to require changes to the indenture or the incorporation of additional provisions or so as to permit changes to, or the elimination of provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect such amendment.

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of the indenture pursuant to one or more supplemental indentures. However, if less than all of the series of outstanding debt securities are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding debt securities of all series so directly affected, considered as one class, will be required. Further, if the debt securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding debt securities of all tranches so directly affected, considered as one class, will be required.

Without the consent of each holder of debt securities affected by the modification, no supplemental indenture may:

•                  change the stated maturity of the principal of or any installment of principal of or interest on, any debt security;

•                  reduce the principal amount of the debt security;

•                  reduce the rate of interest on the debt security (or the amount of any installment of interest thereon) or change the method of calculating the rate;

•                  reduce any premium payable upon redemption of the debt security;

•                  reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of maturity;

•                  change the coin or currency (or other property) in which any debt security or any premium or the interest thereon is payable;

•                  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•                  reduce the percentage in principal amount of the outstanding debt securities of any series, or any tranche thereof, required for the authorization of any such supplemental indenture, or required for the authorization of any waiver of compliance with any provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

•                  modify certain of the provisions of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, or any tranche thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities or one or more tranches thereof, or modifies the rights of the holders of debt securities of that series or tranche with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the debt securities of any other series or tranche.

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture as of any date, or whether or not a quorum is present at a meeting of holders:

•                  debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of such other obligor (unless we, the affiliate or the obligor own all securities outstanding under the indenture, or all outstanding debt securities of each such series and each such tranche, as the case may be, determined without regard to this clause) will be disregarded and deemed not to be outstanding;

•                  the principal amount of an original issue discount security that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof, as provided in the indenture; and

•                  the principal amount of a debt security denominated in one or more foreign currencies or a composite currency that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of the debt security (or, in the case of a debt security described in second bullet above, of the amount described in that clause).

If we solicit from holders any request, demand, authorization, direction, notice, consent, election, waiver or other action, we may, at our option, by company order, fix in advance a record date for the determination of holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other action. If a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other action may be given before or after that record date, but only the holders of record at the close of business on the record date will be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other action, and for that purpose the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other action of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security.

Defeasance

Unless the applicable prospectus supplement otherwise indicates, any debt securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture, and, at our election, our entire indebtedness in respect of the debt securities will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent (other than us), in trust:

(a)         money in an amount which will be sufficient, or

(b)         eligible obligations (as described below), which do not contain provisions permitting the redemption or other prepaying at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with money, if any, deposited with or held by the trustee or the paying agent, will be sufficient, or

(c)          a combination of (a) and (b) which will be sufficient, to pay when due the principal of and any premium and interest due and to become due on the debt securities or portions thereof.

For this purpose, unless the applicable prospectus supplement otherwise indicates, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Resignation of Trustee

The trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of the outstanding debt securities of a series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders of a majority in principal amount of the outstanding debt securities, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they appear in the security register.

Title

We, the trustee and any agent of ours or the trustee may treat the person in whose name a debt security is registered as the absolute owner (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the law of any other jurisdiction is mandatorily applicable.

Limitation on Suits

The indenture limits a holder’s right to institute any proceeding with respect to the indenture, the appointment of a receiver or trustee, or for any other remedy under the indenture.

Maintenance of Properties

A provision in the indenture provides that we will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and will cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements, all as, in our judgment, may be necessary so that the business carried on in connection therewith may be properly conducted. However, nothing in this provision will prevent us from discontinuing, or causing the discontinuance of the operation and maintenance of any of our properties if the discontinuance is, in our judgment, desirable in the conduct of our business.

Global Securities

We may issue a series of debt securities offered by this prospectus, in whole or in part, in the form of one or more global securities, which will have an aggregate principal amount equal to that of the debt securities represented thereby.

Unless it is exchanged in whole or in part for the individual debt securities it represents, a global security may be transferred only as a whole:

•                  by the applicable depositary to a nominee of the depositary;

•                  by any nominee to the depositary itself or another nominee; or

•                  by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement related to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements for our debt securities.

Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement and will be deposited with the depositary or its nominee or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided in the indenture.

As long as the depositary, or its nominee, is the registered holder of the global security, the depositary or nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except in limited circumstances, owners of beneficial interests in a global security:

•                  will not be entitled to have the global security or any of the underlying debt securities registered in their names;

•                  will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•                  will not be considered to be the owners or holders under the indenture relating to those debt securities.

All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing these debt securities. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, which institutions we refer to as the participants, and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effective only through, records maintained by the depositary and its participants. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the applicable trustee, nor any of our or the applicable trustee’s agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to beneficial interests.

DESCRIPTION OF SECURITIES WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of common stock, preferred stock, debt securities or other securities.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement. Copies of the form of agreement for each warrant and the warrant certificate, if any (collectively, the “warrant agreements”) and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any securities warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

•                  the offering price;

•                  the currencies in which the securities warrants will be offered;

•                  the designation, total principal amount, currencies, denominations and terms of the series of debt securities that may be purchased upon exercise of the securities warrants;

•                  the total number of shares that may be purchased if all of the holders exercise the securities warrants and, in the case of securities warrants for the purchase of shares of preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise of the securities warrants;

•                  the number of shares of preferred stock or common stock that may be purchased if a holder exercises any one securities warrant and the price at which and currencies in which the shares of preferred stock or common stock may be purchased upon exercise;

•                  the designation and terms of any series of securities with which the securities warrants are being offered, and the number of securities warrants offered with each security;

•                  the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

•                  the date on which the right to exercise the securities warrants begins and expires;

•                  the triggering event and the terms upon which the exercise price and the number of underlying securities that the securities warrants are exercisable into may be adjusted;

•                  the procedures and conditions relating to the exercise of the warrants;

•                  whether the securities warrants will be issued in registered or bearer form;

•                  the identity of any warrant agent with respect to the securities warrants and the terms of the warrant agency agreement with that warrant agent;

•                  a discussion of material U.S. federal income tax consequences; and

•                  any other terms of the securities warrants.

A holder of securities warrants may:

•                  exchange them for new securities warrants of different denominations;

•                  present them for registration of transfer, if they are in registered form; and

•                  exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until the securities warrants are exercised, holders of the warrants will not have any of the rights of holders of the underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•                  the date of determining the security holders entitled to the rights distribution;

•                  the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•                  the exercise price;

•                  the conditions to completion of the rights offering;

•                  the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•                  any material United States federal income tax consequences.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price set forth in the applicable prospectus supplement.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, rights, securities warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Rights,” and “Description of Securities Warrants” will apply to each unit and to any common stock, preferred stock, securities warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We will file the deposit agreement, including the form of depositary receipt, with the SEC either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K or other document incorporated by reference into this prospectus. You should read the deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this section as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.

Taxation

Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

•                  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

•                  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

•                  the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•                  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•                  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities separately or together:

•                  directly to investors, including through a specific bidding, auction, or other process;

•                  to investors through agents;

•                  directly to agents;

•                  to or through brokers or dealers;

•                  to the public through underwriting syndicates led by one or more managing underwriters;

•                  in privately negotiated transactions;

•                  to one or more underwriters acting alone for resale to investors or to the public;

•                  in a registered direct offering; and

•                  through a combination of any such methods of sale.

Our common stock, preferred stock, or debt securities may be issued upon conversion of convertible preferred stock or debt securities. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may distribute the securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices;

•                  at varying prices determined at the time of sale; or

•                  at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

We may solicit directly offers to purchase the securities being offered by this prospectus.  We may also designate agents to solicit offers to purchase the securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public.  Any underwritten offering may be on a best efforts or firm commitment basis.  In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

We will provide in the applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NASDAQ Global Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Global Market. We may elect to list any series of preferred stock, securities warrants, rights, debt securities, units or depositary shares on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement.  In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901.

EXPERTS

The financial statements, the related financial statement schedule, and the effectiveness of internal control over financial reporting of Datalink Corporation, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, and have been so incorporated by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus.  When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement.  This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC.  For further information with respect to us and the securities offered by this prospectus, we reference the registration statement.  Statements in this prospectus concerning the contents of any contract or other document are not necessarily complete.  In each instance, we refer and qualify our statements in all respects to the copy of the contract or other document filed with the SEC as an exhibit to the registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC.  The information in this prospectus supersedes information that we have filed with the SEC prior to the date of this prospectus, and any information that we file subsequently with the SEC that is incorporated by reference will automatically update this prospectus. This allows us to disclose important information to you by referencing those filed documents.  We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•                  Current Reports on Form 8-K filed on February 19, 2013 and March 21, 2013;

•                  the portions of our Definitive Proxy Statement on Schedule 14A for the 2013 annual meeting of shareholders that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•                  the description of our common stock contained in the Company’s Registration Statement on Form 8-A filed on August 4, 1988, including any amendment or report filed for the purpose of updating this description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of such registration statement and after the date of this prospectus until the sale of all of the securities covered by this prospectus shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus.

You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Datalink Corporation

10050 Crosstown Circle, Suite 500

Eden Prairie, Minnesota 55344

(952) 944-3462

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the registration of the securities offered hereby are estimated as follows:

SEC registration fee	$12,276
NASDAQ listing fee	**
Trustee fees and expenses	**
Legal fees and expenses	**
Printing expenses	**
Accountants’ fees and expenses	**
Transfer agent and registrar fees	**
Miscellaneous expenses	**
Total	$ **

** These fees are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers

Article IV of our Articles of Incorporation provides that none of our directors is personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for an illegal corporation distribution or violation of state securities laws, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of our Articles of Incorporation.

Section 4.01 of our Bylaws requires indemnification to the fullest extent allowable pursuant to and in accordance with the provisions of the Minnesota Business Corporation Act, as amended from time to time.

We are subject to Section 302A.521 of the Minnesota Business Corporation Act. This Section provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify a person, including an officer or director, who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, Subdivision 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

We have director and officer insurance providing for indemnification for our directors and officers as to certain liabilities, including as to liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

The exhibits filed with this registration statement are set forth on the exhibit index following the signature page and are incorporated by reference in their entirety into this item.

Item 17. Undertakings

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)                                  The undersigned registrant hereby undertakes that:

(i)                  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)               For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)                                   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on April 29, 2013.

DATALINK CORPORATION

By:	/s/ Paul F. Lidsky
Paul F. Lidsky
President and Chief Executive Officer

Each of the undersigned directors and/or officers of Datalink Corporation, a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Paul F. Lidsky and Gregory T. Barnum, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the Company with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock of the Company, shares of preferred stock of the Company, debt securities of the Company, securities warrants of the Company, rights of the Company, units of the Company, and depositary shares of the Company, and such other debt and equity securities as are deemed necessary and desirable for creation, issue, and sale for inclusion in the Registration Statement by an officer of the Company, and to file the same with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title/Capacity	Date

/s/ Paul F. Lidsky	President, Chief Executive Officer and Director (Principal Executive Officer	April 29, 2013
Paul F. Lidsky

/s/ Gregory T. Barnum	Vice President of Finance and Chief Financial Officer	April 29, 2013
Gregory T. Barnum	(Principal Financial Officer)

/s/ Denise M. Westenfield	Vice President, Corporate Controller (Principal Accounting Officer)	April 29, 2013
Denise M. Westenfield

/s/ Greg R. Meland	Chairman of the Board and Director	April 29, 2013
Greg R. Meland

/s/ Brent G. Blackey	Director	April 29, 2013
Brent G. Blackey

/s/ Margaret A. Loftus	Director	April 29, 2013
Margaret A. Loftus

/s/ J. Patrick O’Halloran	Director	April 29, 2013
J. Patrick O’Halloran

/s/ James E. Ousley	Director	April 29, 2013
James E. Ousley

/s/ Robert M. Price	Director	April 29, 2013
Robert M. Price

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1(1)	Articles of Incorporation
4.2(2)	Bylaws
4.3(3)	Form of Common Stock Certificate
4.4(4)	Form of Indenture
4.5*	Form of Certificate of Designation of Preferred Stock
4.6*	Form of Securities Warrant Agreement (including form of Securities Warrant Certificate)
4.7*	Form of Rights Agent Agreement (including the form of Rights Certificate)
4.8*	Form of Unit Agreement (including form of Unit Certificate)
4.9*	Form of Deposit Agreement (including form of Depositary Receipt)
4.10*	Form of Preferred Stock Certificate
4.11*	Form of Note
5.1	Opinion of Faegre Baker Daniels LLP (including Consent)
12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preferred Stock Dividends to Earnings
23.1	Consent of McGladrey LLP
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included with Signatures)
25.1†	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939

(1)         Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1, as amended, filed on June 3, 1998 (File No. 333-55935).

(2)         Incorporated by reference to Exhibit 3.2 to our report on Form 8-K filed on February 18, 2011 (File No. 000-29758).

(3)         Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1, as amended, filed on June 3, 1998 (File No. 333-55935).

(4)         Incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-3, as amended, filed on June 29, 2010 (File No. 333-166915).

*To be filed, if necessary, by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

†                 To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.